Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF CANCELLATION OF "MASTERWORKS 003, LLC", FILED IN THIS OFFICE ON THE TWENTY-EIGHTH DAY OF DECEMBER, A.D. 2020, AT 12:13 O`CLOCK P.M.

Jeffrey W. Bullock, Secretary of State

7489371 8100
SR# 20208765791

Authentication: 204431364
Date: 12-29-20

State of Delaware
Secretary of State
Division of Corporations
Delivered 12:13 PM 12/28/2020
FILED 12:13 PM 12/28/2020
SR 20208765791 - File Number 7489371

CERTIFICATION OF CANCELLATION

OF

MASTERWORKS 003, LLC

December 28, 2020

The undersigned, an authorized representative of Masterworks 003, LLC, a Delaware limited liability company (the "**Company**"), hereby effects the cancellation of the Certificate of Formation of the Company (the "**Certificate**") pursuant to Limited Liability Company Act of the State of Delaware Section 18-801 and certifies as follows:

1. The name of the Company is Masterworks 003, LLC.

2. The date of filing of the Certificate in the Office of the Secretary of State of the State of Delaware was June 27, 2019.

3. The effective time of the cancellation of the Certificate shall be immediately upon the filing of this Certificate of Cancellation.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Cancellation as of the date first written above.

Josh Goldstein

Name: Joshua B. Goldstein
Title: General Counsel, Secretary and Member of the Board of Managers